EXHIBIT 10.3

FHT Future Technology Limited

Service Contract

This employment contract is made between FHT Future Technology Limited. (a company incorporated in Wyoming, United States of America, hereafter the “Company”) at the address of A1#303, Hang Kong Gudi Plaza, Huli District, Xiamen City, PRC and Shan, Lin (Identity Card No.                          ) (the “Independent Director”) at the address of                                                               . The Employer and the Employee understand and agree to observe the terms of employment set out in this employment contract. Both parties understand that this employment contract is governed by the laws of Wyoming (collectively, the “Legislation”).

1.	This services contract shall be for 24 months commencing on June 1, 2021 (day/month/year) (the “Contractual Period”).

2.

The Director shall be employed by the Company as Independent Non-Executive Director and Chair of Remuneration committee to work under this employment contract, and date of this employment contract shall be June 1, 2021 (day/month/year)).

3.

The total monthly director remuneration shall be USD$2,000 and plus one month’s additional salary by the end of each year, the salary will be effective from September 1, 2021. All of these are payable in the equivalent amount of either in Hong Kong Dollars or Chinese Renminbi. Any variances are mainly due to fluctuation of currency exchange.

4.

The Company shall comply with the provisions of the Director’ Compensation Ordinance. The Director shall be entitled to the rights, benefits and protection provided under the Director’ Compensation Ordinance.

5.

The Director shall and takes the full responsibility for proactively declaring and paying personal income tax according to the requirements of the relevant tax authorities in Hong Kong or Mainland China.

6.	Either party may terminate this employment contract under the following circumstances:

(a)	Resignation of Director..

(b)	Expiration of Director services contract.

7.	The Company shall provide a copy of this Director service contract signed by both parties to the Director for his/her retention.

8.

Any variation, amendment, cancellation or addition to any terms of this service contract (including the Schedule) must not extinguish or reduce any right, benefit or protection conferred upon the Director by this service contract, and must be duly signed by both parties, otherwise it shall be void. The Company shall provide a copy of the amendments duly signed by both parties to the Director for retention.

9.

This contract is governed by and shall be interpreted in accordance with Wyoming law and the Company and the Director hereby submit to the non-exclusive jurisdiction of the Wyoming courts in connection with any matters arising hereunder.

IN WITNESS THEREOF, the Parties have hereby duly executed this Agreement on June 1, 2021.

Signature of Director		Signature of Company’s representative

/s/ Shan, Lin		/s/ Wenjin, Li
Name:	Shan, Lin	Name:	Wenjin, Li
Passport No.:		Post:	CEO and Executive Director
Date:	June 1, 2021	Date:	June 1, 2021

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